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                                                                      EXHIBIT 11

                                  OUTPOST.COM

                         Computation of Loss per Share
                     (In thousands, except per share data)
                                  (Unaudited)

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
                                         Three Months Ended  Six Months Ended
                                            August 31,          August 31,
                                         ------------------  ------------------
                                           2000     1999       2000      1999
                                         -------   --------  --------  --------
Basic and diluted:
  Net loss............................... $(6,667) $(8,393)  $(14,032) $(17,247)
                                          =======  =======   ========  ========
  Basic and diluted weighted average
   shares outstanding....................  28,482   23,252     28,248    23,138
                                          =======  =======   ========  ========
  Basic and diluted net loss per share... $ (0.23) $ (0.36)  $  (0.50) $  (0.75)
                                          =======  =======   ========  ========
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